FORM 8-K


                       Securities and Exchange Commission

                             Washington, D.C. 20549


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 2, 2001

                              HOT PRODUCTS, INC.COM
             (Exact name of registrant as specified in its charter)

                           Arizona 0-27382 86-0737579

                 (State or other (Commission File (IRS Employer
                     Jurisdiction of Number) Identification
                              Incorporation Number)


           7625 E. Redfield Road, Suite 200, Scottsdale, Arizona 85260
                               [GRAPHIC OMITTED]


               (Address of Principal Executive Offices) (Zip Code)

       Registrant's Telephone Number, including area code: (480) 368-9490


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                Special Note Regarding Forward-Looking Statements

     Some of the statements in this report may discuss future expectations, contain projections of results of operation or financial condition, or include other "forward-looking" information. Those statements are based on our assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the results we currently contemplate. Important factors that could cause actual results to differ from expectations include, for example, our failure to resolve the dispute with International Global Positioning, Inc., described below, and other factors set forth under the heading "Special Conditions" beginning on page 7 of our Annual Report on Form 10-KSB for the fiscal year ended April 30, 2001.


Item 6.                    Resignation of Registrant's Director

     As disclosed in the Company's Current Report on Form 8-K dated November 21, 2001, Mr. Gregory Struthers resigned as an officer and director of HPIC. On November 27, 2001, HPIC received a letter from Mr. Struthers requesting that we file a report setting forth his description of his dispute with the Company, and that HPIC file both his resignation letter and certain e-mails as exhibits as his "complete description of the dispute."

     Item 6 requires the Company to summarize Mr. Struthers' description of the disagreement, and file his letter of resignation. That letter is Exhibit 6(a) to this Report. Mr. Struthers stated that he resigned because he believed HPIC's President, James Copland, encouraged Mr. Madsen to enlist shareholders of International Global Positioning, Inc. ("IGP") to manipulate the share price of HPIC's stock, and that those activities undermined the proposed merger between the Company and IGP. Mr. Struthers relies on certain e-mail communications relative to the proposed merger between the Company and IGP to support his position.

     The Company believes that Mr. Struthers' accusations are baseless. Mr. Struthers was fully informed on all merger activities before, during and after the failed merger. At no time did he ever communicate any complaints, misgivings or concerns about the Company's actions to other officers or directors of HPIC. Mr. Struthers was always involved in negotiations with IGP concerning the proposed merger, and was privy to all written communications between the companies, including IGP's stated reason for the termination -- the "financial condition of HPIC." Mr. Struthers' position is in direct conflict with IGP's stated reason.


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     Because  Mr.  Struthers'  abrupt  departure  was  not  discussed  with  nor disclosed to HPIC personnel, as well as other information relative to Mr. Struthers' activities, HPIC is unable to ascertain at this time what Mr. Struthers' motivation in taking his actions may have been. HPIC is investigating his activities, both before and after his departure from the Company.

     On October 15, 2001, at the request of Mr. Madsen of IGP, Mr. Copland, as President of HPIC, directed an e-mail to Mr. Madsen which dealt with several action items that HPIC was completing for IGP in connection with the proposed merger. In his resignation letter, Mr. Struthers refers to a portion of this e-mail that responds as to how HPIC's share value could increase in value prior to completion of the merger. Despite Mr. Struthers' claims, HPIC believes that no irregular activities occurred, and a review of the Company's share activity before, during and after the failed merger negotiations confirms this fact.

Exhibits

 Exhibit              Exhibit Description
 -------              -------------------
  6(a)                Resignation letter of Greg Struthers dated 11/17/01



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 4, 2001
                                            Hot Products, Inc.com


                                            By /s/ James L. Copland
                                            -----------------------
                                               James L. Copland
                                               President and CEO


                                 EXHIBIT INDEX


 Exhibit                         Exhibit Description
 -------                         -------------------
  6(a)                           Resignation letter of Greg Struthers,
                                 dated 11/17/01

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